Exhibit 99.1
ASSET PURCHASE AGREEMENT
Between
HENDRICKSON USA, L.L.C.
Purchaser
and
DANA CORPORATION
Debtor Seller

As of September 11, 2006

TABLE OF CONTENTS (Cont.)

ii

TABLE OF CONTENTS (Cont.)
Exhibits
Exhibit A – Bendix JV Supply Agreement
Exhibit B – Canadian Asset Purchase Agreement
Exhibit C – Canadian Production and Supply Agreement
Exhibit D – Chinese Purchase Agreement
Exhibit E – Dana Non-Compete
Exhibit F – Transition Services Agreement
Exhibit G – Escrow Agreement
Exhibit H – Sale Order
Exhibit I – Bill of Sale
Exhibit J – Assignment and Assumption Agreement
Exhibit K – Intellectual Property Assignment Agreement
Exhibit L – Patent Assignment
Exhibit M – Trademark Assignment Agreement
Exhibit N – Exclusive Patent License Agreement
Exhibit O – Lease Amendment
Exhibit P – Sublease
Exhibit Q – Procedures Approval Order

iii

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (the “Agreement”) dated as of September 11, 2006, by and between HENDRICKSON USA, L.L.C., a Delaware limited liability company (together with any permitted successor and assigns, the “Purchaser”), and DANA CORPORATION, a Virginia corporation (“Dana” or “Debtor Seller”).
RECITALS
     A. The Debtor Seller owns or has rights and/or interests in the Domestic Net Assets (as defined below).
     B. The Debtor Seller manufactures and sells loose trailer axles and trailer axle and suspension assemblies at a facility in Lugoff, South Carolina (the “Business”). The Business is supplemented by certain assets and operations of the Canadian Seller and Chinese Seller (each as defined below), which are non-debtor Affiliates (as defined below) of Dana located in Barrie, Ontario, Canada and Wuxi, China, respectively.
     C. The Debtor Seller filed, on March 3, 2006, with forty other domestic debtor subsidiaries of Dana, voluntary petitions for relief in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), which cases are jointly administered at Case No. 06-10354-brl (collectively, the “Bankruptcy Proceedings”).
     D. In connection with the Bankruptcy Proceedings, the Debtor Seller will file a motion with the Bankruptcy Court seeking approval, pursuant to order of the Bankruptcy Court, of the Transactions (as defined below), including, without limitation, the sale of the Domestic Net Assets free and clear of all interests, liens, claims and encumbrances pursuant to sections 105 and 363 of the Bankruptcy Code and the assumption and assignment of certain contracts and leases pursuant to section 365 of the Bankruptcy Code.
     E. The Canadian Seller and the Chinese Seller are not subject to insolvency proceedings ancillary to the Bankruptcy Proceedings; however, the Purchaser and Debtor Seller contemplate that the closing on the sale of the Domestic Net Assets will be contingent on the closing on the sale of the Foreign Net Assets (as defined below) held by the Canadian Seller and the Chinese Seller, and vice versa.
     F. The Debtor Seller and Purchaser contemplate a closing on the Transactions immediately following entry of the Sale Order (as defined below), which Sale Order shall not be subject to any stay, temporary restraining order or injunction as of the Closing Date (as defined below), and as of the Closing Date, all conditions precedent with respect to the Foreign Net Assets will be satisfied by the Canadian Seller and the Chinese Seller.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor Seller and Purchaser hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINED TERMS
     1.01 Definitions. As used in this Agreement, the following terms have the meanings stated:
“Action” means an action, suit, litigation, arbitration, investigation, complaint, hearing, audit, examination or other proceeding, whether civil, criminal, administrative, investigative or appellate, in law or equity, brought by any third party before any judge, arbitrator or Governmental Body.
“Affiliate” means, as to any Person, (a) any Subsidiary of such Person and (b) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning stated in the heading of this Agreement.
“Allocation” has the meaning stated in Section 3.03.
“Alternative Transaction” means any one or more transactions involving the sale of the Business or the majority of the Domestic Net Assets by the Debtor Seller, to one or more purchasers in connection with the Auction other than Purchaser, but does not include the Transactions.
“Assigned Agreements” has the meaning stated in Section 2.05(a).
“Assignment and Assumption Agreement” has the meaning stated in Section 4.03(c)(i).
“Assumed Liabilities” has the meaning stated in Section 2.03.
“Auction” means the Auction of the Business and Domestic Net Assets to be held in accordance with the procedures set forth in the Procedures Approval Order.
“Bankruptcy Code” has the meaning stated in Recital C to this Agreement.
“Bankruptcy Court” has the meaning stated in Recital C to this Agreement.

“Bankruptcy Proceedings” has the meaning set forth in Recital C to this Agreement.
“Base Inventory Amount” means $8,018,023.
“Bendix JV Supply Agreement” means that certain supply agreement, in substantially the form attached hereto as Exhibit A, by and between Purchaser and Bendix Spicer Commercial Vehicle Foundation Brake LLC.
“Benefit Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, stock appreciation rights, phantom stock, retirement, supplemental retirement, vacation, severance, termination, disability, death benefit, hospitalization, retiree medical or other plan, program, insurance, arrangement, agreement, commitment or understanding (whether or not legally binding) providing benefits to any current or former Business Employee.
“Bill of Sale” has the meaning stated in Section 4.03(c)(i).
“Business” has the meaning stated in Recital B.
“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized by Law to be closed in New York, New York.
“Business Employees” means those individuals employed by Debtor Seller who are assigned to work at the Lugoff Campus or at Debtor Seller’s facility in Kalamazoo, Michigan in operation of the Business as set forth on Schedule 1.01A. Individuals assigned to work at the Lugoff Campus or at Debtor Seller’s facility in Kalamazoo, Michigan but who are absent from work on account of disability, layoff, leave of absence (not including maternity or military leave) will not be considered Business Employees; provided, however, that if any such person returns to full-time active work within twelve (12) weeks after the date of Closing, then such individual shall be considered a Business Employee.
“Canadian Seller” means Dana Canada Corporation.
“Canadian Asset Purchase Agreement” means that certain asset purchase agreement between the Canadian Seller and Purchaser’s Affiliate, Hendrickson Suspensions Canada, Company, substantially in the form of Exhibit B hereto.

“Canadian Production and Supply Agreement” means that certain production and supply agreement between Canadian Seller and Hendrickson Suspensions Canada, Company, substantially in the form of Exhibit C hereto.
“Chinese Purchase Agreement” means that certain asset transfer contract between the Chinese Seller and the Purchaser, or its Affiliate, substantially in the form of Exhibit D hereto.
“Chinese Purchaser” means an Affiliate of the Purchaser, organized under the Laws of China.
“Chinese Seller” means Dana (Wuxi) Technology Co. Ltd.
“Claims” has the meaning stated in Section 2.04(a).
“Clean Up” means all actions required to (a) clean up, remove, treat or otherwise remediate Hazardous Materials present in the indoor or outdoor environment, (b) prevent, pursuant to Law, the Release of Hazardous Materials so that they do not enter the environment, migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform pre-remedial studies and investigations and post-remedial monitoring and care, or (d) respond to any government directives, orders, requests for information or other documents in any way relating to clean up, removal, treatment or remediation or potential clean up, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.
“Closing” has the meaning stated in Section 4.01(a).
“Closing Date” has the meaning stated in Section 4.01(a).
“Closing Date Inventory Statement” has the meaning stated in Section 3.02(b).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreements” means any Contract between the Debtor Seller and any labor organization representing any Business Employees.
“Competing Transaction” means any disposition in any manner, directly or indirectly, of all or substantially all of the Domestic Net Assets, whether by themselves or as part of a larger transaction that includes but is not limited to the Domestic Net Assets and/or the Business (other than a disposition of all or substantially all of Debtor Seller’s assets through a confirmed chapter 11 plan, a liquidation under chapter 7 or chapter 11 of the Bankruptcy Code of the Debtor Seller’s assets or other similar liquidation procedure), other than the Transactions.

“Consents” means any approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any Governmental Body or other Person.
“Contract” means any agreement, contract, license, lease, instrument, note, bond, mortgage, indenture, guarantee, purchase order, letter of credit or other written legally binding commitment or obligation, each as amended or modified from time to time, in each case only to the extent related to the Business or the Domestic Net Assets.
“Cure Costs” has the meaning set forth in Section 2.05(b).
“Dana” has the meaning stated in the heading of this Agreement.
“Dana Non-Compete” means that certain agreement, substantially in the form attached as Exhibit E hereto.
“Debtor Seller” has the meaning stated in the heading of this Agreement.
“Debtor Seller Leasehold” means the Debtor Seller’s lease interest in the Lugoff Campus.
“Debtor Seller Representatives” has the meaning stated in Section 8.02(a).
“Debtor Seller Required Consents” has the meaning stated in Section 5.04.
“Deposit Amount” has the meaning stated in Section 3.04(a).
“Dollars” and “$” refer to United States dollars.
“Domestic Net Assets” has the meaning stated in Section 2.01.
“Effective Time” means 12:01 a.m. New York City time on the Closing Date.
“Environment” means any surface water, groundwater, land surface, subsurface strata, man made structure or building, sediment, plant or animal life, natural resources, indoor or outdoor air and soil.
“Environmental Law” means any Law concerning: (a) the Environment, including pollution, contamination, cleanup, preservation, protection, and reclamation of the Environment; (b) any Release or threatened Release of any Hazardous Material, including investigation, monitoring, clean up, removal, treatment, or any other action to address such Release or threatened Release; and (c) the management of any Hazardous Material, including the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, transportation, re-use, recycling or reclamation of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response/Compensation and Liability Act (42 U.S.C. 960 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act (42 U.S.C. 6401 et. seq.), the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et. seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., the Clean Air Act, 42 U.S.C. 7401 et. seq., Occupational Safety and Health Act, 29 U.S.C. 651 et. seq.
“Environmental Liability” has the meaning stated in Section 5.17(a).
“Environmental Reports” has the meaning stated in Section 5.17(c).
“Equipment” means all equipment and machinery of a Person, including, without limitation, all accessories, additions, appurtenances and improvements to, parts, products and replacements of and documents and substitutes for the foregoing.
“Equity Securities” of a Person means (a) shares of capital stock, limited liability company membership interests, partnership interests, joint venture interests or other equity securities, stock or shares of any kind of such Person, (b) securities directly or indirectly convertible into or exercisable or exchangeable for any of the securities referred to in (a) above, (c) rights, warrants, options, calls, subscriptions or commitments of any kind or character relating to, or entitling any Person directly or indirectly to purchase or otherwise acquire, any of the securities or rights referred to in (a) or (b) above, and (d) equity equivalents, interests in the ownership or earnings of, or equity appreciation, phantom stock or other similar rights of, or with respect to, such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretation.
“Escrow Agent” means an escrow agent reasonably acceptable to Debtor Seller and Purchaser.
“Escrow Agreement” has the meaning stated in Section 3.04(a).
“Estimated Closing Inventory Amount” has the meaning stated in Section 3.02(b).
“Excluded Assets” has the meaning stated in Section 2.02(a).

“Excluded Liabilities” has the meaning stated in Section 2.04(a).
“Expense Reimbursement” has the meaning stated in Section 9.03(c).
“Final Closing Inventory Amount” has the meaning stated in Section 3.02(b).
“Fixtures” means, to the extent not covered by the definition of Equipment, all fixtures appurtenant to the Debtor Seller Leasehold, including, without limitation, all accessions, additions, appurtenances and improvements to, parts, products and replacements of and documents and substitutes for the foregoing.
“Foreign Businesses” means the loose trailer axles and trailer axle and suspension assembly businesses of the Canadian Seller and the Chinese Seller.
“Foreign Net Assets” means assets owned or licensed by or subject to a leasehold interest of the Canadian Seller or the Chinese Seller, as the case may be, that will be purchased by Hendrickson Suspensions Canada, Company pursuant to the terms of the Canadian Asset Purchase Agreement and the Chinese Purchaser pursuant to the Chinese Purchase Agreement.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied throughout the periods to which reference is made.
“Governmental Body” means any government or any agency, bureau, commission, court, department, official, political subdivision, tribunal, board or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.
“Hazardous Materials” means any hazardous or toxic substance, waste, contaminant, pollutant, gas or material, including, without limitation, radioactive materials, oil, petroleum and petroleum products and constituents thereof, which are regulated under any Environmental Law, including, without limitation, any substance, waste or material which is (a) designated a “pollutant”, “hazardous substance”, “extremely hazardous substance” or “toxic chemical” under the Federal Water Pollution Control Act and/or CERCLA, as amended, and/or the Emergency Planning and Community Right-To-Know Act, as amended, (b) designated or classified as a “hazardous waste” or “regulated substance” pursuant to the Resource Conservation Recovery Act (a/k/a Solid Waste Disposal Act), (c) designated or classified as a “hazardous material” under the Hazardous Material Transportation Act, as amended, (d)

designated or classified as a “toxic substance” under the Toxic Substances Control Act, or (e) regulated in any way under the Environmental Laws of any jurisdiction where the Debtor Seller Leasehold is located or where the Debtor Seller has transported, disposed, treated, stored or Released Hazardous Materials.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.
“Indemnified Party” has the meaning stated in Section 2.07(c).
“Indemnifying Party” has the meaning stated in Section 2.07(c).
“Independent Firm” has the meaning stated in Section 3.02(b).
“Intellectual Property” means all copyrights, uncopyrighted works, trademarks, trademark rights, patents, including, without limitation, all reissues, divisionals, continuations and extensions thereof, patent rights, unpatented inventions, service marks, logos, trade names, trade name rights, computer software licenses, data, software, permits, trade secrets, know-how, protected models, designs, methods, concepts, plans, specifications, drawings, test reports, schematics, formulas, inventions, technology, processes and intellectual property rights and other proprietary rights, whether or not subject to statutory registration, together with applications and licenses for any of the foregoing and the goodwill of the Business.
“Intellectual Property Assignment Agreement” has the meaning stated in Section 4.03(c)(ii).
“Inventory” means all finished products, work in process, raw materials, goods in transit, goods at customer sites and other inventory or goods held for sale by or for the Business.
“Inventory Valuation Method” has the meaning stated in Section 3.02(b).
“Knowledge of the Debtor Seller” or “Debtor Seller’s Knowledge” means the actual knowledge, after reasonable inquiry, of Frank Sheehan and Nick Stanage.
“Knowledge of Purchaser” means the actual knowledge, after reasonable inquiry, of Keith Stephenson and Troy Pawelko.
“Law” means each applicable treaty, statute, law, rule, regulation, order, judgment, injunction, order, writ, decree or award of any Governmental Body, arbitrator or other Person.

“Lien” means any security interest, lien (statutory or otherwise), claim, pledge, mortgage, deed of trust, hypothecation, charge, easement, conveyance of any right, option, right of first refusal or offer, or restriction or encumbrance of any kind.
“Losses” has the meaning stated in Section 2.07(a).
“Lugoff Campus” means that portion of the Debtor Seller Leasehold in Lugoff, South Carolina that is utilized by Debtor Seller for the conduct of the Business.
“Material Adverse Effect” means a material adverse effect upon (i) the financial condition of the Business and the Foreign Businesses, taken as a whole, of more than $2,500,000, (ii) the ownership, maintenance or operation of the Domestic Net Assets and the Foreign Net Assets, taken as a whole, of more than $2,500,000, (iii) the Domestic Net Assets or the Foreign Net Assets which requires or could reasonably be expected to require the expenditure, within one (1) year following the Closing Date, of more than $2,500,000 (for any single change, effect, event, occurrence or state of facts or cumulative group of changes, effects, events, occurrences or state of facts), or (iv) the legality, validity or enforceability of the Sale Documents, in each such case other than any such effect resulting from or arising in connection with the commencement of the Bankruptcy Proceedings or the announcement of the transactions contemplated hereby.
“Newly-Hired Employees” means any employee of the Debtor Seller as of the Closing Date who becomes an employee of the Purchaser as of the Closing Date.
“Other Employees” has the meaning stated in Section 2.06(c).
“Other Employees’ Liabilities” has the meaning stated in Section 2.06(c).
“P&L Statements” have the meaning stated in Section 5.06.
“Payment Amount” means an amount equal to (a) the Purchase Price less (b) the Deposit Amount plus (c) one-half of the Cure Costs with respect to the Assigned Agreements listed on Schedule 2.05(a) as of the date hereof, and all of the Cure Costs with respect to any Assigned Agreements added to Schedule 2.05(a) after the date hereof.
“Permit” means any approval, authorization, consent, franchise, license, permit or certificate issued, granted, or given by or under the authority of, any Governmental Body or pursuant to any federal, state, provincial, municipal, local or foreign Law.

“Person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust or any other entity or organization, including, without limitation, any Governmental Body.
“Procedures Approval Order” has the meaning stated in Section 7.03(a).
“Products” means the loose trailer axle, trailer axle and suspension products manufactured by the Debtor Seller in the Business prior to the Closing and listed in Schedule 1.01B.
“Purchase Price” means $24,375,000, plus or minus the adjustments made pursuant to Section 3.02.
“Purchaser” has the meaning stated in the heading of this Agreement and its permitted successors and permitted assigns.
“Purchaser Fees and Expenses” means the actual out-of-pocket fees and expenses incurred by Purchaser and its agents and consultants (including without limitation legal fees and expenses) in connection with the negotiation and drafting of definitive documentation (and schedules and exhibits) with respect to the Transactions.
“Purchaser Required Consents” has the meaning stated in Section 6.04.
“Release” means (a) any releasing, spilling, discharging, disposing, leaking, pumping, injecting, pouring, depositing, dispersing, emitting, leaching or migrating into the indoor or outdoor environment, including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata, or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater, surface or subsurface strata or property, and (b) the abandonment or discarding of barrels, tanks, containers or receptacles, whether or not sealed or closed, containing, or which formerly contained, Hazardous Materials.
“Required Intellectual Property” has the meaning stated in Section 5.15(a).
“Required Permits” has the meaning stated in Section 5.08(a).
“Sale Documents” means this Agreement, each other document, agreement and instrument to be executed and delivered by the Debtor Seller or the Purchaser pursuant to Article IV of this Agreement, all other documents and instruments by which the Domestic Net Assets are transferred by the Debtor Seller to the Purchaser and the Escrow Agreement.

“Sale Order” has the meaning stated in Section 7.03(b).
“Schedule Updates” has the meaning stated in Section 7.04(a).
“Subsidiary” of any Person means any Person (a) of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the Equity Securities of such other Person, the holders of which are generally entitled to vote for the election of the board of directors, general partner, the manager or other governing body of, or otherwise control the business and affairs of, such other Person, or (b) the operations of which are consolidated with such first Person, pursuant to GAAP, for financial reporting purposes. Unless the context otherwise requires, references to one or more Subsidiaries are references to Subsidiaries of the Debtor Seller.
“Target Date” means the date which is ten (10) Business Days after the date of entry by the Bankruptcy Court of the Sale Order.
“Tax” or “Taxes” means all taxes, charges, fees, levies, duties, imposts, deposits, withholdings, restrictions, fines, interest, penalties, additions to tax or other tax, assessment or charge of any kind, including, without limitation, income, excise, personal property, real property, withholding, sales, use, gross receipts, value added, franchise, profits, capital, premium, occupational, production, severance, ad valorem, occupancy, stamp, transfer, employment, payroll, unemployment insurance, social security, disability, workers compensation, custom duties, license recording, documentation and registration fees imposed by any Governmental Body, and all interest and penalties thereon and additions thereto.
“Tax Return” means any federal, state, local or foreign return, report, claim for refund, declaration, statement or other form relating to Taxes, including, without limitation, any schedule thereto or amendment thereof.
“Termination Date” means January 31, 2007 or such later date as Purchaser and Debtor Seller may agree upon.
“Termination Fee” means Nine Hundred Thirty-Seven Thousand Five Hundred Dollars ($937,500).
“Transactions” means the transactions contemplated by, or described in, the Sale Documents, including, without limitation, the sale, transfer, assignment, conveyance and delivery of the Domestic Net Assets by the Debtor Seller to the Purchaser, and the transactions contemplated by, or described in, the Canadian Asset Purchase Agreement and the Chinese Purchase Agreement.

“Transition Services Agreement” means that certain transition services agreement between the Debtor Seller and the Purchaser substantially in the form of Exhibit F hereto.
“Transfer” means a direct or indirect offer, transfer, sale, assignment, pledge, conveyance, hypothecation, license, sublicense or other dispositions of all or any interest.
“Value of the Inventory” has the meaning stated in Section 3.02(a).
“WARN Act” has the meaning stated in Section 2.06(e).
     1.02 Construction.
          (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified article or section of this Agreement; (v) the word “including” shall mean “including, without limitation;” and (vi) the word “or” shall be disjunctive but not exclusive.
          (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto entered into in accordance with the provisions of such agreements and other documents.
          (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the same.
          (d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.
          (e) The Schedules and Exhibits to this Agreement shall be treated as if fully incorporated into the body of the Agreement.
          (f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.
          (g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP on the date of this Agreement.
ARTICLE II
PURCHASE AND SALE
     2.01 Purchase and Sale of Domestic Net Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Debtor Seller will sell, convey, transfer and assign to Purchaser, and Purchaser will purchase from the Debtor Seller, all of the right, title and interest of the Debtor Seller in and to all of the tangible and intangible assets located at the Lugoff Campus (other than those assets that are listed on Schedule 2.01, which are located elsewhere but are being purchased by Purchaser, and other than the Excluded Assets (as defined below)) to the extent such tangible and intangible assets are used or held for use in the ownership, maintenance or operation of the Business, free and clear of any and all Claims and Liens (the “Domestic Net Assets”), including, but not limited, to the following:
          (a) all Equipment, tools, tooling, dies, jigs, patterns, trade fixtures, molds, spare parts, vehicles, furniture, manuals, designs, drawings and supplies and other tangible personal property (including the Debtor Seller’s interest in third party’s tools, dies and molds), including those listed on Schedule 2.01(a), other than Equipment subject to leases that are not Assigned Agreements;
          (b) all Inventory, wherever located;
          (c) all Intellectual Property listed on Schedule 2.01(c);
          (d) all right, title and interest of Debtor Seller now or hereinafter existing in and to and under the Assigned Agreements, as each of the Assigned Agreements may have been amended or otherwise modified prior to the date of this Agreement, including, without limitation, the rights of Debtor Seller to receive monies to become due from and after the Closing Date under or pursuant to the Assigned Agreements;
          (e) all rights under all warranties, representations and guaranties made by suppliers to Debtor Seller with respect to the Business or the Equipment;
          (f) any and all goodwill associated with the Business and the Domestic Net Assets;
          (g) all causes of action relating to the Business and the Domestic Net Assets (other than causes of action or claims pursuant to section 510 and sections 544 through 553 of the Bankruptcy Code and similar causes of action, claims and demands and/or state Laws, including fraudulent transfer Laws) arising from or in connection with the Business on or after the Closing Date;
          (h) (A) all Permits, (B) all books of account, general, financial, accounting and personnel records, files, invoices, customers’ and suppliers’ lists, and (C) all other assets of any kind primarily related to or used by the Business and/or the Domestic Net Assets and not specifically identified herein, other than Excluded Assets; and
          (i) all proceeds and products of any and all of the foregoing Domestic Net Assets.
     2.02 Excluded Assets.
          (a) Notwithstanding anything herein to the contrary, the parties hereto expressly acknowledge and agree that the following assets and properties of the Debtor Seller (the “Excluded Assets”) shall be retained by the Debtor Seller and excluded from the Domestic Net Assets being purchased by the Purchaser pursuant to this Agreement:
     (i) all of the Debtor Seller’s rights under the Sale Documents, including but not limited to the Purchase Price;

     (ii) all cash, cash equivalents, bank accounts, certificates of deposit and prepaid assets (including prepaid insurance and related rights to the refund of unearned premiums);
     (iii) all Contracts of the Debtor Seller that are not Assigned Agreements;
     (iv) all accounts receivable, intercompany receivables or notes receivable of the Debtor Seller arising from or relating to the Business prior to the Closing Date;
     (v) any Taxes recoverable or refundable (whether by refund, credit, prepayment, deferral or otherwise) to the Debtor Seller which relate to or arise from the Business for periods (and portions thereof) prior to the Closing Date other than rights to pre-payments under any Assigned Agreements;
     (vi) any and all corporate seals, charters, bylaws, minute books and any other corporate governance, organization, and capitalization documents of the Debtor Seller not related primarily to the Business;
     (vii) the insurance policies and binders of the Debtor Seller and all claims and rights thereunder and the proceeds thereof (including, without limitation, insurance premium refunds) except to the extent such proceeds relate to Domestic Net Assets which have been damaged and not repaired or replaced prior to the Closing;
     (viii) all claims, defenses, causes of action, choses in action, or claims and recoveries of any kind, in each case related to any Excluded Assets or Excluded Liabilities or under chapter 5 of the Bankruptcy Code;
     (ix) all Equity Securities of any Subsidiary, foreign or domestic, of the Debtor Seller; and
     (x) all Intellectual Property not specifically set forth on Schedule 2.01(c);
     (xi) all tangible and intangible assets of Debtor Seller used primarily for purposes other than the ownership, maintenance or operation of the Business; and
     (xii) the assets identified on Schedule 2.02(a)(xii).
     2.03 Assumption of the Assumed Liabilities. Upon terms and subject to the conditions of this Agreement, at the Closing, the Purchaser will, as of the Closing Date, assume, satisfy and perform only the obligations specifically listed below (the “Assumed Liabilities”):
          (a) all liabilities relating solely to any Domestic Net Asset and arising or accruing on or after the Closing;

          (b) all liabilities, claims, demands, expenses, or commitments related to the Business arising or accruing on or after the Closing, including, without limitation, liabilities for utility, telephone and other services and goods;
          (c) all liabilities that Purchaser or any of its Affiliates has agreed to pay for or be responsible for pursuant to the terms of the Transition Services Agreement;
          (d) all liabilities arising or accruing on or after the Closing with respect to any return, rebate, warranty or similar liabilities arising or accruing in the ordinary course of business relating to Products designed, manufactured, serviced or sold, at any time, whether before or after the Closing (for purposes of clarity, any recall, campaigns or field actions, or retrofit programs required by the U.S. National Highway Traffic Safety Administration or other Governmental Body relating to Products designed, manufactured, serviced or sold or services performed prior to the Closing shall not be considered “in the ordinary course of business”);
          (e) all liabilities arising or accruing on or after the Closing for death, personal injury, other injury to persons or damage to property relating to, resulting from, caused by or arising out of, directly or indirectly, the use of or exposure to any of the Domestic Net Assets or Products (or any part or component thereof) designed, manufactured, serviced or sold, or services performed, by the Business on or after the Closing, including any such liabilities for negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties of merchantability or fitness for a particular purpose or the use of Products (or any part or component thereof) designed, manufactured, serviced or sold, or services performed, by the Purchaser on or after the Closing;
          (f) liabilities relating to, resulting from, caused by or arising out of, a defective design of any Products manufactured, serviced or sold by Purchaser on or after the Closing, but designed by Debtor Seller prior to the Closing;
          (g) liabilities relating to the Newly-Hired Employees arising or accruing on or after the Closing;
          (h) obligations under the Assigned Agreements arising or accruing on or after the Closing consistent with section 365 of the Bankruptcy Code; and,
          (i) the liabilities as set forth in Section 2.06(e).
     2.04 Excluded Liabilities.
          (a) Purchaser Not Assuming Liabilities Other Than Assumed Liabilities. Notwithstanding any provisions of the Sale Documents to the contrary, the Purchaser will not accept, acquire, assume or become liable to pay, perform or discharge any liabilities or obligations of the Debtor Seller or the Business other than the Assumed Liabilities. All liabilities or obligations of the Business prior to the Closing or of Debtor Seller, other than Assumed Liabilities, shall be “Excluded Liabilities” for the purposes of this Agreement. Without in any way limiting the foregoing, but subject to Sections 2.03 and 2.06(e), Purchaser is not assuming any liability relating to any grievances, charges, claims, liabilities, obligations, actions, suits, proceedings and demands (including, without limitation, reasonable attorneys’ fees) (hereinafter “Claims”):

     (i) made by on or behalf of any Person arising out of or in any way related to their employment relationship with the Debtor Seller, and whether asserted before or after the Closing, including, but not limited to (A) Claims based upon any Collective Bargaining Agreement; (B) Claims arising under Title VII of the Civil Rights Act, the Age Discrimination In Employment Act, the Americans With Disabilities Act or the Fair Labor Standards Act; (C) Claims arising under any other federal, state or local laws, statutes, ordinances, rules, regulations, orders, determinations, judgments, or directives, whether legislatively, judicially or administratively promulgated; (D) Claims based upon or arising out of any written or oral contract, agreement or commitment with Debtor Seller, and relating to the terms or conditions of employment, compensation, deferred compensation, vacation pay, sick leave, profit sharing, pension, retirement, or any type of benefit or emolument of employment; or (E) any multi-employer benefit plan to which either Debtor Seller has or does contribute;
     (ii) except as set forth in Sections 2.03(d), 2.03(e) and 2.03(f), arising or accruing at any time, either before, on or after Closing, or relating to any incident which occurred or which will occur in the future relating to, resulting from, caused by or arising out of, any Products designed, manufactured, serviced or sold, or services performed, by the Debtor Seller or the Business prior to Closing;
     (iii) except as set forth in Sections 2.03(d) and 2.03(f), arising or accruing at any time, either before, on or after Closing, relating to any recall, campaign or field actions or retrofit program outside the ordinary course of business relating to Products designed, manufactured, serviced or sold or services performed by the Debtor Seller or the Business, prior to Closing, including, but not limited to, any recall, campaign, field action or retrofit program required by the U.S. National Highway Traffic Safety Administration or other Governmental Body;
     (iv) except as set forth in Sections 2.03(e) and 2.03(f), arising or accruing at any time, either before, on or after Closing, or relating to any incident which occurred or which will occur in the future for death, personal injury, other injury to persons or damage to property relating to, resulting from, caused by or arising out of, directly or indirectly, the use of or exposure to any of the Domestic Net Assets or Products (or any part or component thereof) designed, manufactured, serviced or sold, or services performed, by the Debtor Seller or the Business prior to Closing, including asbestos; or
     (v) all accounts payable of the Business arising or accruing prior to the Closing, and all accounts payable of Debtor Seller arising or accruing prior to, on or after the Closing.
          (b) Debtor Seller to Perform Excluded Liabilities. The Purchaser will acquire the Domestic Net Assets free and clear of all Claims, liabilities, and obligations except for the Assumed Liabilities. The Debtor Seller will remain responsible for all Claims, liabilities and obligations other than the Assumed Liabilities, subject, however, to the Debtor Seller’s rights under the Bankruptcy Code and other available defenses.

     2.05 Assigned Agreements.
          (a) Assigned Agreement List. Debtor Seller shall assume and assign to the Purchaser all Contracts listed on Schedule 2.05(a) (the “Assigned Agreements”). Notwithstanding the foregoing, Purchaser may request and the Debtor Seller shall file with the Bankruptcy Court a request by the Purchaser to modify Schedule 2.05(a) to add additional Contracts used primarily for or held primarily for use in the ownership, maintenance or operation of the Business to Schedule 2.05(a) as Assigned Agreements and have the Purchaser pay the corresponding Cure Costs therefore; provided, however, that any such motion to modify Schedule 2.05(a) is made in writing by the Purchaser within sixty (60) days following the Closing Date, and provided, further, that Debtor Seller shall not be required to modify Schedule 2.05(a) with respect to any Contract that it has previously rejected in the Bankruptcy Proceedings.
          (b) Cure Amounts and Adequate Assurances. To the extent required by the Bankruptcy Court in accordance with the Bankruptcy Code to permit the assumption by the Debtor Seller and the assignment of the Assigned Agreements to the Purchaser pursuant to this Agreement, the Debtor Seller hereby agrees to pay the cure amount required (in accordance with section 365(b)(1) of the Bankruptcy Code) (the “Cure Costs”) and the Purchaser will provide adequate assurance of future performance (in accordance with section 365 of the Bankruptcy Code) with respect to each such Assigned Agreement. Purchaser shall reimburse Debtor Seller for any Cure Costs with respect to Assigned Agreements added to Schedule 2.05(a) after the date hereof, which are not taken into account in the computation of the Payment Amount pursuant to Section 2.05(a). Such reimbursements shall become due and payable no later than thirty (30) days after receipt by Purchaser of an invoice and supporting documentation in reasonable detail from Debtor Seller regarding the payment of such Cure Costs.
     2.06 Employees.
          (a) Employment Offers. The Purchaser shall extend employment offers to all Business Employees on such terms and conditions that assure that Debtor Seller will not incur any severance obligations (or other related employee costs or expenses of any kind) for any of such Business Employees on account of (i) Debtor Seller’s termination of the employment of such Business Employees, and (ii) Purchaser’s subsequent offers to employ, and continued employment by Purchaser of, such Business Employees.
          (b) Newly-Hired Employees. With respect to all Newly-Hired Employees, the Purchaser will be responsible for all liabilities and obligations incurred on or after the Closing and in accordance with the Purchaser’s employment offers to and employment of the Newly-Hired Employees (and, if appropriate, consistent with applicable law). The Debtor Seller shall be responsible for all liabilities and obligations incurred prior to the Closing with respect to such Newly-Hired Employees, except to the extent any such liability or obligation is an Assumed Liability. For purposes of this Section 2.06(b), a Claim will be deemed “incurred” on the earlier of the date that the event that gives rise to the Claim occurs (for purposes of life insurance and sickness/accident/disability programs) or on the date that the treatment or services are provided (for purposes of health care programs).
          (c) Other Employees. Purchaser will not assume or become responsible for any liability or obligations (the “Other Employees’ Liabilities”) to any current, former or inactive employees of the Debtor Seller (all such employees being the “Other Employees”) other than Assumed Liabilities with respect to the Newly-Hired Employees.

          (d) No Rights of Officers, Employees or Labor Organizations. The parties hereto expressly acknowledge and agree that the matters and agreements set forth in this Section 2.06 are strictly agreements between the Debtor Seller and the Purchaser and no present or former officer or employee of the Debtor Seller or any labor organization representing such individuals, has any rights (directly, as a third party beneficiary or otherwise) under this Section 2.06, and shall not have any right to enforce any of the agreements set forth in such Section.
          (e) WARN Act. Notwithstanding any provision in this Agreement to the contrary, the Purchaser shall assume and satisfy any liability of Debtor Seller under the Worker Adjustment and Retraining Notification Act, as amended (29 USC § 2101 et seq.) (the “WARN Act”) with regard to Business Employees who do not become Newly-Hired Employees.
     2.07 Indemnification.
          (a) Purchaser Obligation to Indemnify. From and after the Closing, Purchaser hereby agrees to indemnify and hold harmless Debtor Seller and its Affiliates from any and all claims, actions, obligations, liabilities losses and damages, including reasonable attorneys’ fees (collectively, “Losses”), arising from or relating to (i) any suit or claim of violation brought against Debtor Seller under the WARN Act related to any actions taken by Purchaser or its Affiliates on or after the Closing with respect to any Business Employee; (ii) all Claims asserted by Business Employees against Debtor Seller with respect to Purchaser’s failure to perform in accordance with Section 2.06(a); (iii) the breach of, or default in performance by Purchaser of, any of Purchaser’s obligations or responsibilities contained in this Agreement; or (iv) the breach of, or default in performance by Purchaser of, any of Purchaser’s obligations under the Escrow Agreement, including, if such breach or default results in the Escrow Agent seeking indemnification from Debtor Seller.
          (b) Debtor Seller Obligation to Indemnify. From and after the Closing, Debtor Seller hereby agrees to indemnify and hold harmless Purchaser and its Affiliates from any Losses, arising from or relating to (i) the breach of, or default in performance by Debtor Seller of, any of Debtor Seller’s obligations or responsibilities contained in this Agreement; (ii) a breach of Debtor Seller’s representation and warranty set forth in Section 5.11, or (iii) the breach of, or default in performance by the Debtor Seller of, any of Debtor Seller’s obligations under the Escrow Agreement, including if such breach or default results in the Escrow Agent seeking indemnification from Purchaser.
          (c) Procedures for Indemnification. Whenever a claim shall arise for indemnification under this Section 2.07, the party entitled to indemnification (the “Indemnified Party”) shall promptly notify the party from which indemnification is sought (the “Indemnifying Party”) of such claim and details reasonably sufficient to disclose the nature and scope of the claim within seven (7) days; provided, however, that no delay or failure to give such notice by the Indemnified Party to the Indemnifying Party shall adversely affect any of the other rights or remedies which the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party, except to the extent that such delay or failure has materially prejudiced the Indemnifying Party. In the event of any such claim for indemnification, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof by written notice within 30 calendar days, using counsel that is reasonably satisfactory to the Indemnified Party. If an Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to take all steps necessary in the defense thereof including the settlement of any case that involves solely monetary damages without the consent of the Indemnified Party; provided, however, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. The Indemnifying Party, if it has assumed the defense of any claim or legal proceeding as provided herein, shall not consent to, or enter into, any compromise or settlement of, or consent to the entry of any judgment that does not relate solely to monetary damages arising from, any such claim or legal proceeding without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, it shall not be deemed to be unreasonable to withhold consent to a settlement involving injunctive relief which may involve cessation of Debtor Seller’s business operations or a settlement that could be deemed to establish negative precedent. The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Section 2.07, including, but not limited to, providing the other party with reasonable access to employees and officers (including as witnesses) and other information. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume the defense of any such claims or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed) on such terms as the Indemnified Party may reasonably deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 2.07(c).
ARTICLE III
CONSIDERATION
     3.01 Consideration. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, as consideration for the purchase of the Domestic Net Assets:
          (a) the Purchaser will pay an amount equal to the Payment Amount to Debtor Seller’s bankruptcy estate by wire transfer of immediately available funds; and
          (b) the Purchaser and Debtor Seller will issue joint instructions to the Escrow Agent to release the Deposit Amount to Debtor Seller.
     3.02 Purchase Price Inventory Adjustment.
          (a) The Payment Amount (and, consequently, the Purchase Price) is based upon the valuation of the Inventory of the Business owned by or allocated by the Business to the Debtor Seller in the amounts reflected on the books and records of the Business (hereinafter collectively referred to as the “Value of the Inventory”). Notwithstanding any provision in this Agreement to the contrary, any inventory that has been purchased by Debtor Seller for the Business on a prepaid or “cash in advance” basis but that has not yet been delivered to Debtor Seller as of the Closing Date which is subsequently received by Purchaser shall be deemed to be Inventory for purposes of this Agreement and shall be valued at the actual cost thereof.
          (b) On the Sunday immediately preceding the Closing Date, Purchaser and Debtor Seller shall jointly cause a physical inventory to be taken with reserves for obsolete,

defective and slow-moving inventory as determined in a manner mutually agreeable to Debtor Seller and Purchaser (the “Inventory Valuation Method”) to determine the estimated value of the Inventory as of the Closing Date (the “Estimated Closing Inventory Amount”). Appropriate representatives of Purchaser and Debtor Seller shall participate in such physical inventory. Debtor Seller shall prepare and deliver at least two (2) Business Days prior to Closing to Purchaser a written statement of the Estimated Closing Inventory Amount (the “Closing Date Inventory Statement”). The Closing Date Inventory Statement shall, in reasonable detail, set forth a list of the Inventory of the Business as of the Closing Date and the Value of the Inventory as determined pursuant to the Inventory Valuation Method. In the event the Estimated Closing Inventory Amount set forth on the Closing Date Inventory Statement is greater than the Base Inventory Amount, then, the Purchase Price shall be increased dollar for dollar for such excess. In the event the Estimated Closing Inventory Amount set forth on the Closing Date Inventory Statement is less than the Base Inventory Amount, then, the Purchase Price shall be decreased dollar for dollar for such deficiency. In the event Purchaser does not submit to Debtor Seller a written objection to the matters set forth on the Closing Date Inventory Statement within ten (10) Business Days following Purchaser’s receipt of the Closing Date Inventory Statement, the Estimated Closing Inventory Amount set forth on the Closing Date Inventory Statement shall be the “Final Closing Inventory Amount.” If Purchaser objects to the Closing Date Inventory Statement within the ten (10) Business Day period following Purchaser’s receipt thereof, setting forth in reasonable detail the nature of Purchaser’s objection, Purchaser and Debtor Seller shall work together in good faith to resolve such dispute within ten (10) Business Days following Debtor Seller’s receipt of such notice of objection from Purchaser. If all matters in dispute are resolved by Purchaser and Debtor Seller within such period, the Closing Date Inventory Statement shall be modified in accordance with such resolution, and the Final Closing Inventory Amount shall be the amount set forth on such modified Closing Date Inventory Statement. In the event Purchaser and Debtor Seller are unable to resolve all matters in dispute within such ten (10) Business Days period, all unresolved matters shall be submitted to Deloitte & Touche (the “Independent Firm”) to determine the matters in dispute in accordance with the Inventory Valuation Method. The Independent Firm shall be given access to all materials and information reasonably requested for such purpose. The Independent Firm shall be instructed to determine such matters within ten (10) Business Days following the submission of such dispute to the Independent Firm. The decision of the Independent Firm with respect to all matters in dispute shall be final and binding upon the parties and shall not be subject to appeal or judicial review by either party (other than to enforce the decision of the Independent Firm in a court of law). The fees and expenses of the Independent Firm shall be borne by Purchaser and Debtor Seller equally or in such other proportion as the Independent Firm may determine in its discretion in light of the merits of the positions taken by each of the parties with respect to the disputed matters. The Closing Date Inventory Statement shall be modified to give effect to the Independent Firm’s determination, and the Final Closing Inventory Amount shall be the amount set forth on such modified Closing Date Inventory Statement. In the event the Final Closing Inventory Amount exceeds the Estimated Closing Inventory Amount, Purchaser shall pay to Debtor Seller within five (5) Business Days of such determination the amount by which the Final Closing Inventory Amount exceeded the Estimated Closing Inventory Amount. In the event the Estimated Inventory Amount exceeds the Final Closing Inventory Amount, Debtor Seller shall pay to Purchaser within five (5) Business Days of such determination the amount by which the Estimated Closing Inventory Amount exceeded the Final Closing Inventory Amount.
     3.03 Allocation of Purchase Price for Tax Purposes. On or before the date that is sixty (60) days after the Closing Date or as soon thereafter as practicable, the Debtor Seller and the Purchaser will agree upon an allocation of the Purchase Price covering the Domestic Net Assets for federal, state and local Tax purposes (the “Allocation”). Upon reaching such agreement, the Allocation will be binding upon the Purchaser and the Debtor Seller and their respective successors and assigns, and none of the parties to this Agreement will take any position (whether in returns, audits or otherwise) that is inconsistent with the Allocation. The Purchaser and the Debtor Seller will report the purchase and sale of the Domestic Net Assets on all Tax Returns, including, without limitation, Form 8594 as provided for in Section 1060 of the Code, in accordance with the Allocation and will cooperate in timely filing with the Internal Revenue Service this respective Forms 8594. The parties agree that the Allocation will not in any way modify their respective rights and obligations under the Sale Documents in respect of representations, warranties, covenants and agreements, nor shall such allocations be binding on any creditor of Debtor Seller.
     3.04 Deposit.
          (a) Making of Deposit. Within five (5) Business Days after the dual execution of this Agreement, the Purchaser will deposit, or cause to be deposited, an amount in cash equal to Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) (such amount, together with all interest earned thereon, being the “Deposit Amount”) to be held in escrow by the Escrow Agent in accordance with the terms and conditions of an escrow agreement substantially in the form attached hereto as Exhibit G (the “Escrow Agreement”).
          (b) Sole Remedy. The Debtor Seller hereby agrees that in the event that the Debtor Seller is entitled to retain the Deposit Amount pursuant to the provisions of the Escrow Agreement, the Deposit Amount shall be the Debtor Seller’s sole remedy as liquidated and stipulated damages, other than for any Claims under section 363(n) of the Bankruptcy Code which Claims shall not be so limited. Except for so retaining the Deposit Amount as provided above, the Debtor Seller shall not have any other claim or remedy relating to the Transactions (or the failure thereof) (whether resulting from breach or otherwise). As acknowledged by the parties, the full extent of the Debtor Seller’s damages in the event of a breach for which the Debtor Seller is entitled to recovery cannot be accurately anticipated or determined, and the amount of liquidated damages does not constitute a penalty. Notwithstanding the foregoing provisions, Debtor Seller’s rights shall not be so limited solely with respect to Debtor Seller’s rights under Section 7.02(a).
ARTICLE IV
THE CLOSING; CONDITIONS TO CLOSING
     4.01 The Closing.
          (a) Time and Place of Closing. The consummation of the Transactions (the “Closing”) will take place at the offices of Purchaser’s counsel in Chicago, Illinois at 10:00 a.m. (Central time) on the Target Date or at such other location or time as the parties may agree in writing; provided, however, that if any of the conditions to Closing contained in the Sale Documents (except for conditions which can only be satisfied at Closing) are not satisfied or effectively waived as of the Target Date or such other agreed-upon date, the Closing shall take place on the second (2nd) Business Day after the date on which all of the conditions to Closing contained in the Sale Documents (except for conditions which can only be satisfied at Closing) are satisfied or effectively waived; provided, further, however, that in no event unless otherwise agreed in writing shall the Closing take place on a date which is after the Termination Date (the date of the Closing being hereinafter referred to as the “Closing Date”).

          (b) Effective Time. The sale, transfer, assignment, conveyance and delivery of the Domestic Net Assets and the assumption of the Assumed Liabilities described in the Sale Documents will be effective as of the Effective Time.
     4.02 Conditions Precedent to the Obligations of the Debtor Seller. The obligations of the Debtor Seller to consummate the Transactions under the Sale Documents are expressly subject to the fulfillment of each of the following conditions, unless waived by the Debtor Seller in writing, at or before the Closing or on such earlier date as may be specified below:
          (a) Representations and Warranties; Performance of Agreements. (i) All of the representations and warranties of the Purchaser set forth in the Sale Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date unless another date is specified in such representation, (ii) the Purchaser shall have performed and complied in all material respects with all of its covenants and other obligations set forth in the Sale Documents required to be performed or complied with by the Purchaser at or before the Closing, and (iii) the Debtor Seller shall have received a certificate from the president or vice president of the Purchaser as to the fulfillment of the conditions set forth in clauses (i) and (ii) above, which certificate shall have the effect of a representation and warranty of the Purchaser as to the matters set forth therein; provided, however, that the failure of any condition in this paragraph shall be deemed waived by Debtor Seller unless such failure has had a Material Adverse Effect.
          (b) Purchaser Required Consents. The Debtor Seller shall have received copies of all of the Purchaser Required Consents, and all such Purchaser Required Consents shall be in form and substance reasonably satisfactory to the Debtor Seller and shall be in full force and effect as of the Closing Date. In addition, the applicable waiting period required under the HSR Act and all similar Laws with respect to the Transactions shall have expired or have been terminated early.
          (c) Consideration. The Debtor Seller shall have received the Payment Amount by wire transfer of immediately available funds in accordance with the provisions of Section 3.01(a). The Purchaser and Debtor Seller shall have issued instructions to release the Deposit Amount as set forth in Section 3.01(b).
          (d) Ancillary Agreements. The Debtor Seller shall have received the following, each dated as of the Closing Date and in full force and effect as of the Closing Date, in form and substance reasonably satisfactory to the Debtor Seller or its Affiliate and its counsel:
     (i) the Canadian Production and Supply Agreement, duly executed by Hendrickson Suspensions Canada, Company;
     (ii) the Chinese Purchase Agreement, duly executed by the Chinese Buyer; provided, however, that if either Chinese Buyer is not formed or is unable to consummate the transactions contemplated by the Chinese Purchase Agreement on the Closing, this condition shall be deemed to have been waived, subject to Section 8.05, by Debtor Seller;
     (iii) the Assignment and Assumption Agreement(s), duly executed by the Purchaser;
     (iv) one or more Bills of Sale, duly acknowledged by Purchaser; and

     (v) the Bendix JV Supply Agreement, duly executed by the Purchaser.
          (e) Sale Order. The Debtor Seller shall have received the Sale Order entered by the Bankruptcy Court approving the sale of the Domestic Net Assets free and clear of all Claims and Liens by the Debtor Seller to the Purchaser, which Sale Order is substantially in the form attached hereto as Exhibit H. Such Sale Order shall be in full force and effect as of the Closing Date in all material respects and shall not be subject to any stay, temporary restraining order or injunction.
          (f) Foreign Net Assets. The purchase of the Foreign Net Assets under the Canadian Asset Purchase Agreement shall occur concurrently with the transactions contemplated herein.
     4.03 Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the Transactions under the Sale Documents are expressly subject to the fulfillment of each of the following conditions, unless waived by the Purchaser in writing, at or before the Closing or on such earlier date as may be specified below:
          (a) Representation and Warranties; Performance of Agreements. (i) All of the representations and warranties of the Debtor Seller set forth in the Sale Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing unless another date is specified in such representation; (ii) the Debtor Seller shall have performed and complied in all material respects with all of its covenants and other obligations set forth in the Sale Documents required to be performed or complied with by it at or before the Closing; and (iii) the Purchaser shall have received a certificate from the president or a vice president of Debtor Seller, as to the fulfillment of the conditions set forth in clauses (i) and (ii) above, which certificate shall have the effect of a representation and warranty of the Debtor Seller as to the matters set forth therein, provided, however, that the failure of any condition in this paragraph shall be deemed waived by the Purchaser unless such failure has had a Material Adverse Effect.
          (b) Debtor Seller Required Consents. The Purchaser shall have received copies of all of the (i) Debtor Seller Required Consents and (ii) the Required Permits and such Debtor Seller Required Consents and Required Permits shall be in form and substance reasonably satisfactory to the Purchaser and shall be in full force and effect as of the Closing Date. In addition, the applicable waiting period required under the HSR Act and all similar Laws with respect to the Transactions shall have expired or have been terminated early.
          (c) Ancillary Agreements. The Purchaser shall have received the following, each dated as of the Closing Date and in full force and effect as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser and its counsel:
     (i) one or more Bills of Sale, duly executed by the Debtor Seller, substantially in the form attached as Exhibit I hereto (each, a “Bill of Sale”); and one or more Assignment and Assumption Agreements, duly executed by the Debtor Seller, substantially in the form attached as Exhibit J hereto (each an “Assignment and Assumption Agreement”);
     (ii) one or more Intellectual Property Assignment Agreements, duly executed by the Debtor Seller, or any applicable Affiliate, substantially in the form attached as Exhibit K hereto (each, an “Intellectual Property Assignment Agreement”); and a Patent Assignment, Trademark Assignment Agreement and Exclusive Patent License Agreement, each duly executed by the Debtor Seller and substantially in the forms attached as Exhibits L, M and N, respectively;
     (iii) all other instruments of transfer, duly executed by the Debtor Seller, as shall be reasonably necessary or appropriate to vest in the Purchaser good and indefeasible title to the Domestic Net Assets and to permit the Purchaser to conduct the Business without interruption;
     (iv) the originally executed Dana Non-Compete;
     (v) the Canadian Production and Supply Agreement, duly executed by Canadian Seller;
     (vi) the Transition Services Agreement, duly executed by the Debtor Seller;
     (vii) the Chinese Purchase Agreement, duly executed by the Chinese Seller provided, however, that if either Chinese Buyer is not formed or is unable to consummate the transactions contemplated by the Chinese Purchase Agreement on the Closing, this condition shall be deemed to have been waived, subject to Section 8.05, by Purchaser; and
     (viii) the Bendix JV Supply Agreement, duly executed on behalf of Bendix Spicer Commercial Vehicle Foundation, LLC.
          (d) Sale Order. The Purchaser shall have received the Sale Order entered by the Bankruptcy Court in form and substance reasonably satisfactory to the Purchaser approving the sale of the Domestic Net Assets free and clear of all Claims and Liens by the Debtor Seller to the Purchaser, which Sale Order complies in all material respects with the terms and provisions of Section 7.03(b) hereof. Such Sale Order shall be in full force and effect as of the Closing Date without modification and shall not be subject to any stay, temporary restraining order or injunction.
          (e) No Termination. This Agreement shall not have been terminated pursuant to Section 9.01.
          (f) Lugoff Campus. Debtor Seller shall have delivered to Purchaser a duly executed amendment to the lease for the Lugoff Campus, which provides for a separate lease between Purchaser and the landlord for the portion of the Lugoff Campus to be used by the Business after Closing in substantially the form of attached hereto as Exhibit O, or if after reasonable diligence by the Debtor Seller, the landlord has not executed such an amendment, the Debtor Seller shall have assumed the lease related to the Lugoff Campus and shall have delivered a duly executed sublease for that portion of the Lugoff Campus to be used by the Business after Closing in substantially the form attached hereto as Exhibit P.
          (g) No Material Adverse Effect. As of the Closing Date, no Material Adverse Effect shall have occurred.

          (h) Foreign Net Assets. The purchase of the Foreign Net Assets under the Canadian Asset Purchase Agreement shall occur concurrently with the transactions contemplated herein.
          4.04 Efforts to Close; Consents.
               (a) Purchaser’s Efforts; Consents. From and after the date on which the Sale Order has been entered, the Purchaser will use its commercially reasonable efforts to cause (i) the conditions to Closing set forth in Section 4.02 which are within the Purchaser’s control to be satisfied on or prior to the Target Date, and (ii) the Transactions to be consummated on the Target Date. In addition, the Purchaser will at its sole cost and expense use commercially reasonable efforts to obtain the Purchaser Required Consents.
               (b) Debtor Seller’s Efforts; Consents. From and after the date on which the Sale Order has been entered, the Debtor Seller will (subject to any fiduciary and other obligations and duties as debtors-in-possession under the Bankruptcy Code) use its commercially reasonable efforts to cause (i) the conditions to Closing set forth in Section 4.03 which are within Debtor Seller’s control to be satisfied on or prior to the Target Date, and (ii) the Transactions to be consummated on the Target Date. In addition, the Debtor Seller will (subject to any fiduciary and other obligations and duties as debtors-in-possession under the Bankruptcy Code), at the sole cost and expense of the Debtor Seller, use commercially reasonable efforts to obtain all Debtor Seller Required Consents.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE DEBTOR SELLER
     The Debtor Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:
          5.01 Existence and Power. Debtor Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of jurisdiction of its organization, (b) is duly qualified under the laws of, or is licensed to do business in the jurisdictions in which the Business operates, and (c) except for the approval of the Bankruptcy Court has all necessary corporate power and authority required to own, lease or license its assets and to operate and carry on the Business. Debtor Seller has the power and authority to execute and deliver each of the Sale Documents, to consummate the Transactions and to perform its obligations under the Sale Documents.
          5.02 Authorization; Binding Effect. The execution and delivery by Debtor Seller of each Sale Document to which it is a party, the performance by Debtor Seller of its obligations under such Sale Documents and the consummation of the Transactions by Debtor Seller has been duly authorized by all necessary corporate action on the part of Debtor Seller. No other proceedings on the part of the Debtor Seller are necessary to approve and adopt the Sale Documents or to approve the consummation of the Transactions, except for the approval of (i) the Bankruptcy Court, and (ii) any Governmental Body with power to approve a transaction under the HSR Act. Each of the Sale Documents to which Debtor Seller is or may become a party when executed and delivered in accordance with the Agreement will be a legal, valid and binding obligation of the Debtor Seller enforceable against Debtor Seller in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy laws affecting creditors’ rights generally and (b) is subject to the availability of equitable remedies, as determined in the discretion of the Bankruptcy Court.

     5.03 Contravention. Subject to the entry of the Sale Order by the Bankruptcy Court, neither the execution, delivery and performance of the Sale Documents by Debtor Seller nor the consummation of the Transactions by Debtor Seller will (with or without notice or lapse of time or both) (a) conflict with, violate or breach a provision of Debtor Seller’s certificates of incorporation or by-laws, (b) assuming the receipt of all of the Debtor Seller Required Consents and the Sale Order prior to the Closing, conflict with, violate or breach any Law by which Debtor Seller, the Business or any of the Domestic Net Assets may be bound or affected, (c) assuming the receipt of all of the Debtor Seller Required Consents and the Sale Order prior to the Closing, conflict with, breach or result in a default under, result in the acceleration of, or give rise to a change in the terms of or a right of termination, cancellation, modification or acceleration or require any notice under, any material Contract, (d) result in or require the creation or imposition of any Lien on any of the Domestic Net Assets or (e) otherwise result in a Material Adverse Effect.
     5.04 Consents. Except for the Sale Order and the Consents set forth on Schedule 5.04 (“Debtor Seller Required Consents”), including without limitation the consent of the lessor to the lease amendment or sublease, as applicable, of the Lugoff Campus, no Consents are required on behalf of Debtor Seller in connection with (a) the due execution and delivery by Debtor Seller of the Sale Documents and the performance of Debtor Seller’s obligations thereunder, (b) the consummation of the Transactions by the Debtor Seller, (c) the exercise by the Purchaser of its right and remedies under the Sale Documents, and (d) the (i) conduct of the Business and (ii) ownership or use of the Domestic Net Assets, by the Purchaser immediately following the Closing Date.
     5.05 [INTENTIONALLY DELETED]
     5.06 Financial Information. The unaudited profit and loss statements of the Business with respect to periods ending as of December 31, 2004, December 31, 2005 and June 30, 2006 (the “P&L Statements”), copies of which are attached hereto as Schedule 5.06, were prepared by the Debtor Seller in accordance with GAAP applied on a consistent basis and in accordance with the past practice of the Business and fairly present the financial position of the Business as of such dates. Debtor Seller will, within fifteen (15) days after the end of each month prior to Closing, deliver a copy of the unaudited profit and loss statement of the Business as of the end of the preceding month, such statements to be prepared in the same manner as the P&L Statements.
     5.07 Litigation. Except as set forth on Schedule 5.07, there is no Action pending, or to the Knowledge of the Debtor Seller, threatened against the Debtor Seller that questions the validity of any of the Sale Documents, or that involves or relates to any of the Transactions or affects any of the Domestic Net Assets or the Business, or that could reasonably be expected to affect the Purchaser’s ability to conduct the Business after the Closing or the ownership or use by the Purchaser of the Domestic Net Assets after the Closing.
     5.08 Permits and Compliance with Laws.
          (a) Permits. To the Knowledge of Debtor Seller, Schedule 5.08(a) sets forth a correct and complete list and description of all material Permits necessary to entitle or permit the Debtor Seller to use its corporate name, to own, lease, operate and use the Domestic Net Assets and to carry on and conduct the Business as it has historically been conducted (such Permits being the “Required Permits”). The Debtor Seller owns, holds or possesses all Required Permits and all such Required Permits are validly held and are in full force and effect.

To the Knowledge of Debtor Seller, no Required Permit will be subject to suspension, modification, limitation, revocation, cancellation or non-renewal as a result of the consummation of the Transactions.
          (b) Compliance with Laws. To the Knowledge of Debtor Seller, the Business and the Domestic Net Assets are materially in compliance with each Required Permit and each Law applicable to the Business and Domestic Net Assets.
     5.09 Employment Matters.
          (a) Except as set forth in Schedule 5.09(a), since June 30, 2006: (i) with respect to the Business, Debtor Seller has not experienced any labor disputes, strikes, lockouts, sympathy strikes, primary or secondary boycotts, picketing, handbilling, concerted work slowdown or stoppage, or other similar labor or employment activity with respect to the Business nor has any labor organization made a demand for voluntary recognition, filed any representation petition with the National Labor Relations Board, or given Debtor Seller notice of any election of a collective bargaining representative; nor, to the Knowledge of Debtor Seller, has any labor organization attempted to organize any employee(s), and Debtor Seller has not authorized any employer association or multi-employer organization to represent them in collective bargaining with any labor organization; nor to Debtor Seller’s Knowledge, has any such action been threatened; (ii) with respect to the Business, Debtor Seller has been in compliance in all material respects with all Laws related to employment or termination of employment, employment practices, employment terms, conditions, and compensation, labor or employment relations, equal employment opportunities, and fair employment practices; (iii) with respect to the Business, no unfair labor practice charge or complaint has been filed or brought against Debtor Seller before or by the National Labor Relations Board or similar governmental entity; nor, to Debtor Seller’s Knowledge, threatened; (iv) with respect to the Business, there is no grievance arising under any collective bargaining agreement, employment agreement, or contractor agreement which reasonably would be expected to have a Material Adverse Effect, nor are arbitration proceedings arising out of any such agreement pending; nor to Debtor Seller’s Knowledge, have any grievance(s) or arbitration(s) been threatened; and (v) with respect to the Business, there has been no investigation, claim, complaint, charge, action, or litigation before or by any federal, state or local court, administrative agency, governmental entity, or arbitration tribunal relating to employment, employment practices, terms, conditions, or compensation, employment termination, separation, or layoffs, employment discrimination or equal employment opportunity, fair employment practices, whistle blowing, retaliation or employee safety or health; nor, to Debtor Seller’s Knowledge, is any threatened.
          (b) Except as set forth in Schedule 5.09(b), with respect to the Business, there is no order, decree, or judgment of any kind in existence enjoining or restraining Debtor Seller or any of their directors, officers, or Business Employees (in their respective capacities as such) or requiring any of them to take or refrain from taking any action of any kind relative to the Debtor Seller, this Agreement, or any agreement, document, or instrument referred to herein, except prior judgments, which have been fully discharged. No action or proceeding is pending or, to Debtor Seller’s Knowledge, threatened by or before any court, administrative agency, or any other person seeking to restrain or prevent or declare illegal, or seeking damages in connection with, any of the transactions contemplated by this Agreement or any aspect thereof.
     5.10 [INTENTIONALLY DELETED]

     5.11 Transfer of Title to Domestic Net Assets. Except for those assets set forth on Schedule 5.11, the Debtor Seller has good and marketable title to or leasehold interest in all of the Domestic Net Assets, which shall be free and clear of all Liens and Claims as of the Closing. Assuming the receipt of the Sale Order and the Debtor Seller Required Consents prior to the Closing, the Debtor Seller has good right, full power and lawful authority to sell, gain, convey, transfer, deliver and assign to the Purchaser all of its right, title and interest in, to and under each of the Domestic Net Assets. Assuming receipt of the Sale Order and the Debtor Seller Required Consents, upon delivery to the Purchaser at the Closing by the Debtor Seller of the agreements, documents and instruments set forth in Section 4.03(c) and upon the Debtor Seller’s receipt of the Payment Amount in accordance with Article III of this Agreement, good and marketable title to the Domestic Net Assets will pass to the Purchaser, free and clear of all Liens and Claims.
     5.12 Leaseholds.
          (a) Schedules. Schedule 5.12(a) sets forth correct and complete information regarding the legal description and location of the only leasehold in which the Debtor Seller has an interest that relates to the Business. The Debtor Seller Leasehold is the only real property used with respect to the Business.
          (b) Leasehold Interest. The Debtor Seller has a valid leasehold interest in the Debtor Seller Leasehold. The Debtor Seller enjoys peaceful and undisturbed possession of the Debtor Seller Leasehold. Except as set forth on Schedule 5.12(b), no instrument of record, easement, license, use, restriction, grant or applicable zoning, building or urban redevelopment Law or other impediment of any kind materially prohibits, limits, impairs or interferes with the use, operation, maintenance of, or access to the Debtor Seller Leasehold in a manner inconsistent with the past practice of the Business immediately prior to the Effective Time. To the Knowledge of the Debtor Seller, there are no recorded easements or encroachments or improvements on adjoining premises with respect to the Debtor Seller Leasehold that could reasonably be expected to materially affect the ability of the Debtor Seller to conduct the Business.
          (c) Condemnation and Eminent Domain. Except as set forth on Schedule 5.12(c), there is no pending or, to the Knowledge of the Debtor Seller, threatened condemnation or eminent domain proceeding with respect to the Debtor Seller Leasehold.
     5.13 Equipment, Fixtures and Inventory.
          (a) Schedules and Possession. Schedule 5.13(a)(i), Schedule 5.13(a)(ii) and Schedule 5.13(a)(iii) set forth a correct and complete list and description of all major items of Equipment, Fixtures and Inventory, respectively, relating to or used in the Business, in which the Debtor Seller has an interest, and, except as set forth on Schedule 5.13(a)(iv), the Debtor Seller has exclusive possession and control of all such Equipment, Fixtures and Inventory.
          (b) Inventory. Except as set forth on Schedule 5.13(b), all Inventory listed as such on Schedule 5.13(a)(iii) consists of items of a quantity and quality which are usable or saleable in the ordinary course of the Business consistent with GAAP and past practice. Except as set forth on Schedule 5.13(b), the Debtor Seller has no obligation or any material liability with respect to accepting returns of items of Inventory in the possession of its customers in a manner inconsistent with the past practice of the Business immediately prior to the Effective Time.

     5.14 Contracts. Except as set forth on Schedule 5.14, to the Knowledge of the Debtor Seller, as of the date of this Agreement, no Debtor Seller is in breach of any Contract included among the Assigned Agreements, except for breaches which may be cured under section 365 of the Bankruptcy Code.
     5.15 Intellectual Property.
          (a) Ownership or Right to Use. Schedule 5.15(a) sets forth a correct and complete list and description of all Intellectual Property (whether or not owned by the Debtor Seller) that is material to the conduct of the Business (the “Required Intellectual Property”). The Debtor Seller owns or has the legal and valid right to use all Required Intellectual Property. Neither the Debtor Seller nor any other Person has entered into any Contract providing for any option, license, sublicense or other right to use, acquire or Transfer any Required Intellectual Property in connection with the Business, other than those licenses or sublicenses that have been granted to the Debtor Seller as licensee or sublicensee, those licenses granted to Purchaser by Debtor Seller and any other options, licenses, sublicense or other rights provided pursuant to this Agreement.
          (b) No Infringement. To the Knowledge of the Debtor Seller, neither the ownership or use of the Required Intellectual Property in connection with the Business nor the operation of the Business has infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property of any other Person, and any future conduct of the Business as presently contemplated would not infringe, misappropriate or conflict with any Intellectual Property of any other Person. To the Knowledge of the Debtor Seller, no unauthorized Person is using or engaging in any unauthorized use of any of the Required Intellectual Property.
     5.16 [INTENTIONALLY DELETED]
     5.17 Environmental Matters. Except as set forth on Schedule 5.17 or in the Environmental Reports delivered by Debtor Seller to Purchaser, to the Knowledge of the Debtor Seller:
          (a) No Environmental Liability. The Debtor Seller, with respect to the Business, has no, nor will it have any, actual, alleged or contingent liability or obligation: (i) relating to the violation or alleged violation of any Environmental Law or Permit; (ii) with respect to, or relating to, the generation, presence, disposal, Release, threatened Release, handling, transportation, treatment, storage, Clean Up or contamination of or by any Hazardous Material; or (iii) with respect to, or relating to, the Clean Up of the Debtor Seller Leasehold (any such liability or obligation referred to in clauses (i), (ii) and (iii) being an “Environmental Liability”).
          (b) Notices. The Debtor Seller has not received any written communication from a Governmental Body, Person or any citizens’ group, employee or otherwise within the past five (5) years, alleging with respect to the Business (i) that the Business, Debtor Seller or the Debtor Seller Leasehold has violated or is in violation of any Environmental Law or is liable for any Clean Up of Hazardous Materials or (ii) that the Debtor Seller has any Environmental Liability related to the Business.
          (c) Environmental Reports. The Debtor Seller has delivered to the Purchaser, or the Purchaser’s representatives, copies of all environmental reports prepared by third party environmental engineers or consultants within the past five (5) years on behalf of the

Debtor Seller or which are in the possession or control of the Debtor Seller and relates to the Business or the Domestic Net Assets (collectively, the “Environmental Reports”).
          (d) CERCLA. To the extent related to the Business, the Debtor Seller has not been identified or listed as a potentially responsible party or a responsible party under CERCLA or any other Environmental Law, nor has the Debtor Seller received any information request from a Governmental Body under any Environmental Law. The Debtor Seller Leasehold is not listed or proposed for listing on the Federal National Priorities List or any similar list.
          (e) Underground Tanks. There are no underground storage tanks at the Lugoff Campus.
          (f) Filing of Reports. The Debtor Seller has timely filed all material reports required under applicable Environmental Laws.
          This Section 5.17 contains the exclusive representations and warranties in this Agreement regarding any and all environmental matters, including, without limitation, any matters relating to Hazardous Materials and Environmental Liabilities.
     5.18 Employees; ERISA.
          (a) Schedule of Employees. Schedule 5.18(a) sets forth a correct and complete list and description of all of the Business Employees and their respective place of employment, compensation, bonuses, deferred or contingent compensation, pension, accrued vacation, accrued sick pay, severance, “golden parachute” and other like benefits and term of employment in effect as of the date of this Agreement.
          (b) Employment Agreements. Except as set forth on Schedule 5.18(b), the Debtor Seller has not entered into or is bound by any (i) employment, consulting or severance Contract with any of the Business Employees, or (ii) Collective Bargaining Agreements with respect to the Business Employees.
          (c) Plans.
     (i) Schedule 5.18(c)(i) sets forth a correct and complete list of all Benefit Plans of the Debtor Seller relating to the Business Employees, true, correct and complete copies of which will be delivered promptly to the Purchaser or its representatives after the date of this Agreement.
     (ii) Schedule 5.18(c)(ii) sets forth the number of former Business Employees and their respective dependents who qualify as a “qualified beneficiary” as defined in Code § 4980B(g)(1), are actively receiving COBRA coverage (within the meaning of Code § 4980B), or are eligible to elect to receive COBRA coverage (as set forth in Code § 4980B(f)(5)) as of the date of this Agreement. Such schedule shall also set forth the periods of coverage and applicable premium (within the meaning of § 4980B(f)(4) of the Code) for each such former Business Employee or dependent.

          (d) Workers’ Compensation. Schedule 5.18(d) sets forth a history of workers’ compensation claims made against the Debtor Seller with respect to the Business Employees in the last five (5) years.
          (e) WARN Act. The Debtor Seller has not, within the ninety (90) days immediately prior to the Closing Date, in whole or in part taken any action or actions which would, independent of the Transactions, result in a plant closing or mass layoff within the meaning of the WARN Act, or any similar state or local law, regulation or ordinance to the extent such are related to the Business.
          5.19 Warranties. The Debtor Seller has delivered to the Purchaser or the Purchaser’s representatives correct and complete copies of all material oral and written warranties for products and services given by the Debtor Seller related to products made in the ordinary course of the Business, apart from the warranties of merchantability under the Uniform Commercial Code included in the Debtor Seller’s sales contracts. No material claim for breach of any express or implied warranty with respect to the Products has been made or, to the Knowledge of the Debtor Seller, is threatened. The Debtor Seller is not contemplating the recall of any Products sold by it and there are no material defects in such Products.
          5.20 Brokers, Finders. The Debtor Seller has not retained any broker or finder in connection with the Transactions to whom Purchaser will be obligated to pay any brokerage or finder’s commission, fee or similar compensation.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser represents and warrants to the Debtor Seller as of the date hereof and as of the Closing Date as follows:
          6.01 Existence and Power. The Purchaser (a) is a limited liability company, validly existing and in good standing under the laws of Delaware, and (b) has all necessary limited liability company power to execute and deliver each of the Sale Documents and to consummate the Transactions and to perform its obligations under the Sale Documents.
          6.02 Authorization: Binding Effect. The execution and delivery by the Purchaser of each of the Sale Documents to which the Purchaser is a party, the performance by the Purchaser of its obligations under such Sale Documents and the consummation of the Transactions by the Purchaser has been duly authorized by all necessary limited liability company action on the part of the Purchaser. Each of the Sale Documents to which the Purchaser is or may become a party is, or, when executed and delivered in accordance with this Agreement will be, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy laws affecting creditors’ rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.
          6.03 Contravention. Neither the execution, delivery and performance of the Sale Documents by the Purchaser nor the consummation of the Transactions by the Purchaser will (with or without notice or lapse of time or both) (a) conflict with, violate or breach any provision of the Purchaser’s organizational or governing documents, (b) assuming the receipt of the Sale Order all of the Purchaser Required Consents prior to the Closing, conflict with, violate or breach any Law by which the Purchaser or any of its assets or properties, may be bound or affected, or (c) assuming the receipt of the Sale Order all of the Purchaser Required Consents prior to the Closing, conflict with, breach or result in a default under, any material Contract to which the Purchaser is a party or by which the Purchaser or any of its assets or properties, may be bound or affected.
     6.04 Consents. Except for the Sale Order and the Consents set forth on Schedule 6.04, no Consents are required on behalf of the Purchaser in connection with (a) the due execution and delivery by the Purchaser of the Sale Documents and the performance of the Purchaser’s obligations thereunder (the “Purchaser Required Consents”), and (b) the consummation of the Transactions by the Purchaser.
     6.05 Litigation. There is no Action against the Purchaser or, to the Purchaser’s Knowledge, any other Person (not including the Debtor Seller), that involves any of the Transactions or any material asset or property owned, licensed, leased or used by the Purchaser that, individually or in the aggregate, if determined adversely to the Purchaser, could reasonably be expected to materially and adversely affect the ability of the Purchaser to perform its obligations under the Sale Documents or to consummate the Transactions.
     6.06 Financial Resources. Purchaser has the financial resources to consummate the Transactions upon the terms and conditions set forth in this Agreement.
ARTICLE VII
PRE-CLOSING COVENANTS OF THE DEBTOR SELLER AND THE PURCHASER
     7.01 Conduct of Business Pending Closing. Debtor Seller agrees that from the date of this Agreement through the earlier to occur of (x) the Closing Date, and (y) the date on which this Agreement is terminated in accordance with the provisions of Section 9.01 hereof, the Debtor Seller will:
          (a) Conduct of Business. Use commercially reasonable efforts to conduct the Business in a manner consistent with the past practices of the Business and the Debtor Seller will not engage in any transactions out of the ordinary course of business, in each and every case subject to Debtor Seller’s rights and responsibilities as debtor-in-possession under the Bankruptcy Code.
          (b) Representations and Warranties; Conditions. Subject to Debtor Seller’s rights and responsibilities as debtor-in-possession under the Bankruptcy Code, use commercially reasonable efforts, consistent with their fiduciary duties under the Bankruptcy Code, not to engage in any practice, take any action, fail to take any action or enter into any transaction that could reasonably be expected to (i) cause any of the representations and warranties of the Debtor Seller contained in the Sale Documents to be untrue, inaccurate or incorrect in any material respect at any time, or (ii) result in any of the conditions set forth in Section 4.03 not being satisfied on or prior to the Termination Date.
          (c) Sale of Assets; Liens. Not (i) Transfer any of the Domestic Net Assets, except for Inventory sold in the ordinary course of the Business consistent with past practice, or (ii) dispose of, or trade in, any of the Equipment or Fixtures other than the sales currently contemplated and set forth in Schedule 7.01(c).

          (d) Maintenance of Relationships. Use commercially reasonable efforts as it is able to exercise as a result of the commencement of the Proceedings, and consistent with its rights, duties and obligations as debtor-in-possession under the Bankruptcy Code and applicable federal bankruptcy law, to preserve its current relationships of the Business with its customers, suppliers, vendors and other Persons with which it has significant business relationships.
          (e) Compensation. Not increase the aggregate amount of compensation of the Seller Employees, including, without limitation, base salaries and bonuses of all types, whether paid or accrued, other than in the ordinary course of the Business and consistent with past practice.
     7.02 Access to Information; Cooperation.
          (a) Access to Information. Subject to agreed upon HSR Act protections and other firewall procedures for the protection of confidential information, the Debtor Seller agrees that during the period from the date of this Agreement through the earlier to occur of (x) the Closing Date and (y) the date on which this Agreement is terminated in accordance with the provisions of Section 9.01 hereof, the Debtor Seller will, consistent with its rights, duties and obligations under the Bankruptcy Code and applicable federal bankruptcy law, cause its Affiliates, directors, officers, employees, accountants, counsel, consultants, investment bankers and other representatives to (A) give the Purchaser and its authorized representatives, including, without limitation, investors, lenders, environmental consultants and advisors access to such financial and operating data, books, Contracts, commitments and records (including accountant’s work papers), and other information with respect to the Business and the Domestic Net Assets as any of them may from time to time reasonably request, and (B) permit the Purchaser and its authorized representatives, including, without limitation, investors, lenders, environmental consultants and advisors, to make such inspections thereof as any of them may reasonably request; provided, however, that neither Purchaser nor its representatives shall (i) conduct any subsurface investigations, or (ii) conduct on-site visits to any plants, offices, personnel, warehouses, facilities, properties of or relating to the Business, in each case, without the Debtor Seller’s prior consent, which consent may not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained in this Agreement, Purchaser will give Debtor Seller at least two (2) Business Days’ notice of its request to conduct any inspection of the Debtor Seller Leasehold and its contents, and will furnish Debtor Seller with proof of insurance in the minimum amount of $5,000,000 for any liability caused by the Purchaser.
     7.03 Bankruptcy Actions.
          (a) Procedures Approval Order. Within three (3) days of execution of this Agreement, the Debtor Seller shall file with the Bankruptcy Court a motion and supporting papers seeking the entry of an order (the “Procedures Approval Order”), in substantially the form attached hereto as Exhibit Q. The Debtor Seller shall use commercially reasonable efforts to cause (x) a hearing on the Procedures Approval Order to be held as promptly as practicable after the date of this Agreement, and (y) the Bankruptcy Court to enter the Procedures Approval Order as promptly as practicable after the date of this Agreement. The Procedures Order shall provide, among other things, that the Termination Fee, Expense Reimbursement or any other amounts due hereunder or in an ancillary agreement listed in Section 4.03(c) of this Agreement from Debtor Seller to Purchaser shall constitute allowed administrative expenses of Debtor Seller under sections 503(b)(1) and 507(a)(2), as applicable, of the Bankruptcy Code.

          (b) Sale Order. The Debtor Seller will file with the Bankruptcy Court a motion and supporting papers seeking the entry of orders in form and substance reasonably satisfactory to the Purchaser and its counsel, providing for the approval of the Debtor Seller’s obligations under the Sale Documents and the authorization of the Debtor Seller to perform all of its obligations under the Sale Documents which order shall, without limitation, contain the provisions set forth in Section 7.03(b)(i) below (the “Sale Order”), unless otherwise agreed or waived by Purchaser and Debtor Seller. The Debtor Seller shall use commercially reasonable efforts to cause the Bankruptcy Court to enter the Sale Order as promptly as practicable after the Auction, but in no event later than December 14, 2006:
     (i) The Sale Order shall, among other items:
     (1) contain findings that the Purchaser is a good faith purchaser pursuant to section 363(m) of the Bankruptcy Code and the Transactions are the highest and best offer for the Business and the Domestic Net Assets;
     (2) provide that the sale of the Domestic Net Assets is free and clear of all Claims and Liens and does not require any Consents other than the Debtor Seller Required Consents and Purchaser Required Consents;
     (3) provide that the Debtor Seller’s execution, delivery and performance of the Sale Documents and the Transactions is approved;
     (4) provide that the Debtor Seller is authorized to assume the Assigned Agreements and assign them to Purchaser pursuant to section 365(a) and (b) of the Bankruptcy Code, notwithstanding any provisions in the Assigned Agreements that restrict the assignability of the Assigned Agreements; and
     (5) Provide for the waiver of the ten (10) day stay periods provided for by Rules 6004(h) and 6006(d) of the Federal Rules of Bankruptcy Procedure.
     7.04 Disclosure Schedules.
          (a) Updating of Disclosure Schedules. The Debtor Seller will notify the Purchaser as soon as reasonably practicable before the scheduled Closing Date of any and all information, facts, events, circumstances, issues or other matters arising after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be set forth or described in the schedules to this Agreement required or provided for under Article V hereof by delivery of the appropriate update to the Schedules attached to this Agreement setting forth the disclosure required by such information, facts, events, circumstances, issues or other matters (any such updates to the Schedules, or the Debtor Seller’s schedules of assets, liabilities and executory contracts and statement of financial affairs as they may file in the Proceedings, being referred to herein as “Schedule Updates”).
          (b) Effect of Schedule Updates. In the event that the Debtor Seller delivers any Schedule Updates to the Purchaser in accordance with the provisions of Section 7.04(a) above, then (A) such Schedule Updates shall be deemed to be attached to this Agreement and become a part of this Agreement, (B) all references to the Schedules in this Agreement shall refer to the Schedules as updated by such Schedule Updates, and (C) such Schedule Updates shall be given effect for all purposes under this Agreement, including, without limitation, for determining whether the conditions to Closing set forth in Section 4.03 have been satisfied; provided, however, nothing in this Section 7.04(b) shall impair the right of Purchaser to terminate this Agreement pursuant to Section 9.01(e).
     7.05 HSR Anti-Trust Filings.
          (a) Filing. The Debtor Seller and the Purchaser will use its respective commercially reasonable efforts to comply with any applicable requirements under the HSR Act relating to filing and furnishing information to the United States Department of Justice and the United Stated Federal Trade Commission, including, without limitation, (i) assisting in the preparation and filing of any filing required under the HSR Act and taking all other action required by the HSR Act, and (ii) causing all Affiliates of the “ultimate parent entity” (as defined in the HSR Act) of the party within the meaning of the HSR Act to cooperate and assist in such filing and compliance. The Debtor Seller and the Purchaser shall (i) make the filing required under the HSR Act in connection with the Transactions within ten (10) Business Days after signing this Agreement, and (ii) in connection with such filings, request early termination of the waiting period under the HSR Act.
          (b) Right to Terminate. In the event that the consummation of the Transactions contemplated by the Sale Documents is challenged by the United States Department of Justice or the United States Trade Commission or any other Governmental Body, then either the Purchaser or Debtor Seller will have the right to terminate this Agreement immediately upon giving written notice of such termination to the other party.
     7.06 Certain Actions. Notwithstanding any provision of any of the Sale Documents to the contrary, in connection with the receipt of any necessary approvals under the HSR Act or any similar Law relating to antitrust or competition matters, none of the Purchaser or any of its Subsidiaries shall be required to divest or hold separate or otherwise take any action that limits the Purchaser’s or any of its Affiliate’s freedom of action with respect to, or its ability to retain or operate, any of the Domestic Net Assets or any of the businesses, product lines, properties or assets of the Purchaser or any of its Affiliates, without the Purchaser’s prior written consent.
ARTICLE VIII
POST-CLOSING COVENANTS OF THE DEBTOR SELLER AND THE PURCHASER
     8.01 Name Change. As soon as practical following the Closing, and at all times thereafter, as permitted by order of the Bankruptcy Court in the Bankruptcy Proceedings, the Debtor Seller will phase out of use and cease using all of the trade names that are set forth on Schedule 8.01.
     8.02 Books and Records; Personnel.
          (a) To the extent permitted by law, the Purchaser shall allow the Debtor Seller and any of its directors, officers, employees, legal counsel, financial advisors, representatives, accountants, and auditors (collectively, “Debtor Seller Representatives”) access to all business records and files of the Debtor Seller or the Business that are transferred to the Purchaser in connection herewith, that are reasonably required by such Debtor Seller Representative during regular business hours and upon reasonable notice at the Purchaser’s principal place of business or at any location where such records are stored, and the Debtor Seller Representatives shall have the right to make copies of any such records and files; provided, however, that any such access or copying should be had or done in such manner so as not to interfere with the normal conduct of the Purchaser’s business or operations.
          (b) Employee Records. To the extent permitted by Law, on the Closing Date or as soon as practicable thereafter, Debtor Seller shall deliver to Purchaser a copy of all historical personnel and medical records of each of the Newly–Hired Employees, employment agreements, confidentiality agreements and non-competition agreements; provided, however, that Debtor Seller shall provide Purchaser access to the original of any document contained in any such employee files if Purchaser has a reasonable business need therefor.
     8.03 Confidentiality. Subject to Debtor Seller’s fiduciary and other obligations and duties as debtor-in-possession under the Bankruptcy Code, the transactions contemplated by this Agreement and the terms contained herein shall be kept confidential by Debtor Seller, Purchaser and their respective representatives and Affiliates, and no such Person may issue any press release or otherwise make any public (or nonconfidential) disclosure (whether or not in response to an inquiry) regarding the transactions contemplated by this Agreement and the terms contained herein without the joint prior written approval of Debtor Seller and Purchaser. In the event that the transactions contemplated by the Agreement are not consummated, the parties shall, for a period of five (5) years following the termination of this Agreement, hold any information obtained by it from the other party or its Affiliates or representatives in strict confidence and, without the prior written consent of the disclosing party, shall not use any of such information for any purpose (except as required by applicable law, regulation or legal process), unless such information (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its officers, employees or agents in breach of this Agreement, (ii) was available to the receiving party or its officers, employees or agents on a non-confidential basis prior to its disclosure, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party, as evidenced by written records, provided that such source is not bound by a confidentiality agreement with the disclosing party or otherwise prohibited from disclosing such information to the receiving party by a contractual, legal or fiduciary obligation. In the event that the receiving party, or any of its Affiliates or representatives, is required by applicable law, regulation or legal process to disclose any of such information, the receiving party will notify the disclosing party promptly so that the disclosing party may seek an appropriate protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained or the disclosing party does not waive compliance with this Section 8.03 and the receiving party or any of its representatives are nonetheless legally compelled to disclose such information, the receiving party or its representatives, as the case may be, will furnish only that portion of the information which the receiving party is, or such representatives are, advised by counsel is legally required to be furnished and will give the disclosing party written notice of the information to be disclosed as far in advance as practicable and exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the information.
     8.04 Return of Information. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, Purchaser shall promptly return to Debtor Seller all books, records and other materials furnished by Debtor Seller or its Subsidiaries or their Affiliates or representatives (including all copies, if any, thereof).
     8.05 Chinese Purchase Agreement. In the event that the conditions set forth in Sections 4.02(d)(ii) and 4.03(c)(vii) are waived by Debtor Seller and Purchaser, respectively,

each of Debtor Seller and Purchaser agree to use commercially reasonable efforts to cause their respective subsidiaries to enter into the Chinese Purchase Agreement and consummate the transactions contemplated therein as soon as practicably possible. At the time of Closing, Purchaser shall place into a mutually acceptable escrow the purchase price contemplated under the Chinese Purchase Agreement. Debtor Seller shall continue to operate the Chinese portion of the Foreign Net Assets in a manner consistent with the prior operation of such assets and on terms mutually agreeable to Debtor Seller and Purchaser for the benefit of Purchaser.
ARTICLE IX
TERMINATION AND EXPENSES
     9.01 Termination. The obligations of the parties to consummate the Transactions under the Sale Documents may be terminated at any time prior to the Closing by:
          (a) the mutual written consent of the Debtor Seller and the Purchaser;
          (b) the Debtor Seller if (i) the Closing shall not have occurred on or prior to the Termination Date, unless such failure to consummate the Transactions is the result of a material breach of any Sale Document by the Debtor Seller, or (ii) the Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in the Sale Documents which breach is likely to result in a material adverse effect on (A) the legality, validity or enforceability of the Sale Documents, other than any such effect resulting from or arising in connection with the commencement of the Bankruptcy Proceedings or the announcement of the transactions contemplated hereby, or (B) the Purchaser’s ability to perform its obligations under this Agreement; provided, however, that prior to exercising a termination right under this Section 9.01(b)(ii), Debtor Seller shall provide to Purchaser notice of such breach and Purchaser shall have fifteen (15) calendar days to cure any such breach, after which time, unless such breach has been cured, Debtor Seller shall have the right to terminate this Agreement hereunder;
          (c) the Purchaser, if (i) the Closing shall not have occurred on or prior to the Termination Date, unless such failure to consummate the Transactions is the result of a material breach of any Sale Document by the Purchaser, or (ii) the Debtor Seller shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in the Sale Documents, which breach is likely to result in a Material Adverse Effect, provided, however, that prior to exercising a termination right under this Section 9.01(c)(ii), Purchaser shall provide to Debtor Seller notice of such breach and Debtor Seller shall have fifteen (15) calendar days to cure any such breach, after which time, unless such breach has been cured, Purchaser shall have the right to terminate the Agreement hereunder;
          (d) the Purchaser or Debtor Seller if (i) any Law shall have been enacted, adopted, issued or promulgated which prohibits the Transactions, or (ii) any Governmental Body shall have issued an order, decree or ruling or taken any other action, which permanently restrains, enjoins or otherwise prohibits the Transactions, and such order, decree, ruling or other action shall have become final and non-appealable;
          (e) the Purchaser, under Section 7.04(b) if a Schedule Update reflects a Material Adverse Effect that has not been cured by Debtor Seller within ten (10) days following notice from Purchaser to Debtor Seller that such Schedule Update reflects a Material Adverse Effect;

          (f) the Purchaser or Debtor Seller, under Section 7.05(b);
          (g) the Purchaser if (i) the Procedures Approval Order, in form and substance reasonably acceptable to Purchaser in all materials aspects, has not become a final, non-appealable order on or prior to 5:00 p.m. New York City time on October 15, 2006 or (ii) any Sale Order has not been entered or is subject to a stay, temporary restraining order or injunction as of 5:00 p.m. New York, New York time on January 15, 2007, provided that Purchaser’s right to terminate the Agreement under this Section 9.01(g) shall expire and be deemed waived unless exercised by giving written notice thereto to the Debtor Seller within five (5) Business Days of the applicable date set forth in this Section 9.01(g);
          (h) the Purchaser, if the Debtor Seller shall (i) reject or file a motion to reject any of the Sale Documents in connection with the Bankruptcy Proceedings, (ii) convert or attempt to convert any of the Bankruptcy Proceedings into a chapter 7 case or other liquidation proceeding, (iii) seeks dismissal of the Bankruptcy Proceeding or (iv) file a chapter 11 plan that excludes, prohibits or does not provide for the consummation of the Transactions with the Purchaser; or
          (i) the Purchaser or Debtor Seller, if the Debtor Seller consummates an Alternative Transaction.
     9.02 Effect of Termination. In the event that a termination of this Agreement under Section 9.01, this Agreement will become void and of no further force or effect, except for the provisions of (a) Section 8.03 relating to confidentiality, (b) Section 9.03 relating to the payment of fees and expenses, (c) this Section 9.02, and (d) Section 3.04 relating to the Deposit Amount. Except as otherwise provided in Section 9.03(b) below, the right to terminate this Agreement shall be Purchaser’s sole and exclusive remedy for any breach of this Agreement by Debtor Seller, including, but not limited to, any breach of any representation or warranty by Debtor Seller.
     9.03 Fees and Expenses.
          (a) Payment of Fees and Expenses. Except as set forth in clauses (b), (c) and (d) below, each of the parties hereto will be responsible for and pay its own legal, accounting, engineering, environmental, survey and title charges and other fees and expenses, the fees and expenses of financial consultants, investment bankers, lenders and environmental consultants, incurred in connection with the Transactions, including, without limitation, the due diligence review and the negotiation, preparation and execution of the Sale Documents. The Purchaser and Debtor Seller will each be responsible for and will duly and timely pay fifty percent (50%) of the HSR Act filing fees directly or indirectly attributable to the Transaction. Except as otherwise required by applicable Law, the Debtor Seller will file any Tax Returns with respect to the Business for periods (or portions thereof) prior to the Closing and will comply with any procedures required in connection with such Taxes.
          (b) Termination Fee. In the event that (a) this Agreement is terminated by the Purchaser pursuant to Sections 9.01(i), or (b) both (i) the Transactions are not consummated on or prior to the Termination Date for any reason other than as a result of a material breach of this Agreement by the Purchaser or as a result of mutual agreement, and (ii) within six (6) months after the date of termination of this Agreement, the Debtor Seller consummates a Competing Transaction at a sale price equal to or in excess of the Purchase Price with a third party (whether or not such Competing Transaction was proposed, contemplated or announced before or after the date of termination of this Agreement), the Purchaser shall be entitled to receive the Deposit Amount as provided in the Escrow Agreement and payment of the Termination Fee and Expense Reimbursement.
          (c) Expense Reimbursement. In the event that (i) the Transactions are not consummated on or prior to the Termination Date, and (ii) this Agreement is terminated pursuant to Article IX hereof for any reason other than as a result of a material breach of this Agreement by the Purchaser, in addition to the return of the Deposit Amount to the Purchaser as provided in the Escrow Agreement, within ten (10) Business Days of Debtor Seller’s receipt of a demand by Purchaser, but subject to the provisions of the Procedures Approval Order relating to the payment of the Expense Reimbursement, the Debtor Seller shall reimburse Purchaser for all reasonable Purchaser Fees and Expenses up to an aggregate amount of $187,500 (the “Expense Reimbursement”).
          (d) Acknowledgment. The parties hereto acknowledge and agree that (i) payment of the Termination Fee or Expense Reimbursement shall constitute liquidated and stipulated damages, (ii) the full extent of the Purchaser’s damages in the event the Transactions are not consummated may be incapable of being accurately anticipated or determined, (iii) the amount of liquidated damages does not constitute a penalty, (iv) the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Purchaser would not enter into this Agreement, and (v) the Termination Fee or Expense Reimbursement shall be the Purchaser’s sole remedy under the Sale Documents for the termination of this Agreement pursuant to Article IX; provided, however, nothing in this Agreement shall impair any rights of Debtor Seller under section 363(n) of the Bankruptcy Code.
          (e) Bankruptcy Court Approval. The parties hereby acknowledge that the provisions of this Article IX relating to the payment of the Termination Fee and Expense Reimbursement to Purchaser shall not be binding unless the Bankruptcy Court approves such provisions in the Procedures Approval Order.
ARTICLE X
MISCELLANEOUS
     10.01 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, or (b) received by the addressee, if sent by a nationally recognized overnight delivery services (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):
Debtor Seller:
Dana Corporation
4500 Dorr Street
Toledo, OH 43615
Attention: General Counsel
Telephone No.: (419) 535-4544

With a copy to:
Jones Day
Attention: John P. Dunn
901 Lakeside Avenue
Cleveland, OH 44114
Telephone No.: (216) 586-3939
Purchaser:
Hendrickson USA, L.L.C.
Attention: Keith Stephenson
Address: 500 Park Boulevard, Suite 1010
Itasca, IL 60143
Telephone No.: (630) 773-9111
With a copy to:
McGuireWoods LLP
Attention: Mark E. Freedlander
Address: 625 Liberty Avenue, 23rd Floor
Pittsburgh, PA 15222
Telephone No.: (412) 667-7928
     10.02 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument. Copies (facsimile or original) of signatures to this Agreement shall be deemed to be originals and shall be binding to the same extent as original signatures.
     10.03 Amendment of Agreement. This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.
     10.04 Successors and Assigns; Assignability. This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto, except as otherwise expressly permitted in this Agreement and except for the assignment of all or any part of the rights and obligations of the Purchaser under this Agreement, which may be freely assigned by the Purchaser to an Affiliate of the Purchaser either prior to or after the Closing Date; provided, however, that any such assignment will not relieve the Purchaser of its obligations hereunder. Any assignment or attempted assignment in contravention of this Section 10.04 will be void ab initio and will not relieve the assigning party of any obligation under this Agreement.
     10.05 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.
     10.06 Integration. The Sale Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

     10.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     10.08 Further Assurances. Promptly upon the reasonable request by the Purchaser, the parties hereto (with the expenses paid by the party responsible as provided in this Agreement) shall (a) correct any defect or error that may be discovered in any Sale Document or in the execution, delivery, acknowledgement or recordation of any Sale Document, and (b) execute, acknowledge, deliver, record, file and register, any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations, notices of assignment, transfers, certificates, assurances and other instruments, in each case, as such requesting party may require from time to time.
     10.09 No Third-Party Rights. This Agreement is not intended, and will not be construed, to create any rights in any parties other than the Debtor Seller and the Purchaser, and no Person may assert any rights as third-party beneficiary hereunder, including, without limitation, the directors, officers and employees of the Debtor Seller (as of the Closing Date), or any labor organization representing Debtor Seller’s employees who work in the Business except that any rights, obligations or remedies of the Purchaser hereunder may be exercised by an Affiliate of the Purchaser as provided in Section 10.04.
     10.10 Submission to Jurisdiction. The Debtor Seller and the Purchaser hereby (a) agree that any Action with respect to any Sale Document may be brought in the Bankruptcy Court, (b) accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of such court, (c) irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any Action in such jurisdiction, and (d) irrevocably consent to the service of process of any of the courts referred to above in any Action by the mailing of copies of the process to the parties hereto as provided in Section 10.01. Service affected as provided in this manner will become effective ten (10) calendar days after the mailing of the process.
     10.11 Waiver of Jury Trial. THE DEBTOR SELLER AND THE PURCHASER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER ANY SALE DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH ANY SALE DOCUMENT AND AGREE THAT ANY ACTION WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     10.12 No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies of the parties are subject to the limitations set forth in this Agreement.

     10.13 Ambiguities. This Agreement was negotiated between legal counsel for the parties hereto; has been drafted jointly by the Purchaser and Debtor Seller, and any ambiguity in this Agreement shall not be construed against either the Purchaser or Debtor Seller as the drafter of this Agreement.
     10.14 Incorporation of Schedules and Exhibits. The Schedules and Exhibits hereto are incorporated into this Agreement and will be deemed a part hereof as if set forth herein in full. References to “this Agreement” and the words “herein”, “hereof” and words of similar import refer to this Agreement (including the Schedules and Exhibits) as an entirety. In the event of any conflict between the provisions of this Agreement and any Schedule or Exhibit, the provisions of this Agreement will control. Capitalized terms used in the Schedules have the meanings assigned to them in this Agreement. The Section references referred to in the Schedules are to Sections of this Agreement, unless otherwise expressly indicated.
     10.15 No Survival of Representations / Disclaimer of Debtor Seller.
          (a) The parties hereby acknowledge and agree that the representations and warranties contained in Articles V and VI shall not survive after the Effective Time.
          (b) EXCEPT AS EXPRESSLY SET FORTH HEREIN (i) DEBTOR SELLER EXCLUDES AND DISCLAIMS ALL WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE BUSINESS OR THE DOMESTIC NET ASSETS, (ii) DEBTOR SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO ANY PRESENTATIONS, REPORTS, OR ANY FINANCIAL FORECASTS OR PROJECTIONS OR OTHER INFORMATION FURNISHED BY DEBTOR SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, (iii) DEBTOR SELLER UNDERTAKES NO LIABILITY FOR ANY DAMAGE, LOSS, EXPENSE OR CLAIM OR OTHER MATTER RELATING TO ANY CAUSE WHATSOEVER ARISING UNDER OR PURSUANT HERETO (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE), (iv) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, INDIRECT OR PUNITIVE DAMAGES RESULTING FROM ANY CAUSE; AND (v) PURCHASER ACKNOWLEDGES THAT THE DOMESTIC NET ASSETS ARE BEING SOLD IN THEIR PRESENT STATE AND CONDITION, “AS IS, WHERE IS,” WITH ALL FAULTS, AND PURCHASER IS PURCHASING SUCH DOMESTIC NET ASSETS ON THAT BASIS PURSUANT TO PURCHASER’S OWN INVESTIGATION AND EXAMINATION AFTER HAVING BEEN PROVIDED WITH ADEQUATE OPPORTUNITY AND ACCESS TO SUCH DOMESTIC NET ASSETS TO COMPLETE SUCH INVESTIGATION OR EXAMINATION.
[Remainder of page intentionally left blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.

DEBTOR SELLER:

Dana Corporation, a Virginia Corporation

By: Its:	/s/ Teresa Mulawa Treasurer

PURCHASER:

Hendrickson USA, L.L.C.,
a Delaware Limited Liability Company

By: Its:	/s/ John H. Walker President